UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14A Information
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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    by Rule 14a-6(e)(2))
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[ ] Soliciting Material Pursuant to Section 240.14a-12


                            American Express Company
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                  (Name of Registrant as Specified In Its Charter)


............................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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The  following  e-mail  communication  was  transmitted  by Stephen  P.  Norman,
Secretary of American Express Company (the "Company"), to certain personnel of the California Public Employees' Retirement System ("CalPERS") on April 15, 2004, in connection with the Company's 2004 Annual Meeting of Shareholders:

Subject:  American Express Company 2004 Proxy Vote


          .    This  is  to  follow  up  on  our  telephone   conversation  this
               afternoon.

          . In 2002 the American Express Audit Committee began a process to reduce the amount and nature of the non-audit services provided by the Company's outside auditor.

          . Later, in November 2002, the Committee engaged a second auditing firm to serve as the Company's preferred provider for non-audit services.

          . The transition of services that are not considered audit or audit-related is reflected in the Company's March 10, 2004 proxy statement.

          . The amount paid to the Company's outside auditor in 2003 for tax services was $1.8 million, sharply lower than the $6.2 million paid in 2002. The 2003 services related to the completion of a tax project that has been underway for a number of years and to the transition of expatriate and international tax compliance activities to other firms. The amount to be paid for tax services is expected to decline further in 2004 and be negligible in 2005.

          . With respect to the services under the category "all other fees," the amounts paid to the outside auditor in 2003 were $500,000 for some transitional services, down from $700,000 paid in 2002. It is expected that amounts paid for services in this category will be negligible in 2004.

          . In light of the above, we respectfully request that CalPERS not withhold its votes from the members of the American Express Audit Committee who are standing for reelection as Directors.




The following e-mail communication was transmitted to certain personnel of CalPERS on April 16, 2004, in connection with the Company's 2004 Annual Meeting of Shareholders:

Subject:  American Express Audit Committee

          . It is the goal of the Audit Committee of American Express Company to have the Company's outside auditor provide only audit or audit-related services to the Company and to assign all non-audit services to other firms. This process was begun by the Audit Committee in 2002 and the Committee and management are committed to completing the transition by the end of 2004. Except for de minimis transitional services which are nearly finished, the transfer of non-audit services away from the Company's auditor is expected to be complete in 2004.